UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): February 1, 2018

Mercury Systems, Inc.
(Exact Name of Registrant as Specified in Charter)

Massachusetts	000-23599	04-2741391
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 Minuteman Road, Andover, Massachusetts	1810
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (978) 256-1300
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01 Completion of Acquisition or Disposition of Assets

As previously reported, on December 21, 2017, Mercury Systems, Inc. (“Mercury”) and Thunderbird Merger Sub, Inc., a newly formed, wholly-owned subsidiary of Mercury (the “Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Ceres Systems (“Ceres”), the holding company that owns Themis Computer (“Themis”, and together with Ceres, collectively the “Acquired Company”), and Ronald Buckly and Andrew Swart, as the shareholders’ representatives. Pursuant to the Merger Agreement, the Merger Sub will merge with and into Ceres with Ceres continuing as the surviving company and a wholly-owned subsidiary of Mercury (the “Merger”). Under the terms of the Merger Agreement, the merger consideration (including payments with respect to outstanding stock options) consisted of an all cash purchase price of $180.0 million, without interest. The merger consideration is subject to post-closing adjustments based on a determination of closing net working capital, transaction expenses and net debt (all as defined in the Merger Agreement).

On February 1, 2018, the transaction closed with Mercury acquiring both Ceres and its wholly-owned subsidiary, Themis. Mercury drew $195 million on its existing $400 million revolving credit facility to facilitate the closing of the acquisition, with the higher amount reflecting an estimated adjustment for working capital, including cash, expected to be received with the acquired company at closing.

The Merger Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K filed and is in incorporated herein by reference.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

Reference is made to Item 2.01 of this Current Report on Form 8-K regarding Mercury’s draw on its existing $400 million revolving credit facility to facilitate the closing of the acquisition of Ceres and its wholly-owned subsidiary, Themis.

Item 7.01 Regulation FD Disclosure

On February 1, 2018, Mercury issued a press release announcing the closing of the acquisition of Ceres and its wholly-owned subsidiary, Themis. The press release is furnished as Exhibit 99.1 hereto. The information provided in Item 7.01 of this Current Report on Form 8-K and in the attached Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.    Financial Statements and Exhibits.

(a)	and (b) Financial Statements of Business Acquired and Pro Forma Financial Information.

Mercury plans to file an amendment to this Current Report on Form 8-K within 71 calendar days after the date that this initial report on Form 8-K must be filed with the required audited financial statements of Ceres along with the required unaudited pro forma financial information.

(d)    Exhibits.

Exhibit No.    Description

10.1
Agreement and Plan of Merger, dated as of December 21, 2017, by and among Mercury Systems, Inc., Thunderbird Merger Sub Inc., Ceres Systems and Ronald Buckly and Andrew Swart, as the shareholders’ representatives

99.1        Press Release, dated February 1, 2018, of Mercury Systems, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: February 1, 2018                    MERCURY SYSTEMS, INC.

By: /s/ Gerald M. Haines II
Gerald M. Haines II
Executive Vice President, Chief Financial Officer,
and Treasurer

EXHIBIT INDEX

Exhibit No.    Description

10.1
Agreement and Plan of Merger, dated as of December 21, 2017, by and among Mercury Systems, Inc., Thunderbird Merger Sub Inc., Ceres Systems and Ronald Buckly and Andrew Swart, as the shareholders’ representatives

99.1        Press Release, dated February 1, 2018, of Mercury Systems, Inc.

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